PERMA-FIX ENVIRONMENTAL SERVICES, INC.
1992 OUTSIDE DIRECTORS STOCK OPTION PLAN

ARTICLE I
DEFINITIONS

          As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          (a)     "Board" shall mean the Board of Directors of the Company.

          (b)     "Company" shall mean Perma-Fix Environmental Services, Inc.

          (c)     "Date of Grant" shall mean the date an Eligible Director is initially elected to the Board of Directors and each date after the Effective Date of the Plan on which the Eligible Director begins a new year of service as a member of the Board of Directors.

          (d)     "Fair Market Value" shall mean the closing sales price, or the mean between the closing high "bid" and low "asked" prices, as the cause may be, of the Stock in the over-the-counter market on the day on which such value is to be determined, as reported by the National Association of Securities Dealers Automated Quotation System or successor national quotation service. If the Stock is listed on a national securities exchange, "Fair Market Value" shall mean the closing price of the Stock on such national securities exchange on the day on which such value is to be determined, as reported in the composite quotations for securities traded on such exchange provided by the National Association of Securities Dealers or successor national quotation service. In the event no such quotations are available for the day in question, "Fair Market Value" shall be determined by reference to the appropriate prices on the next preceding day for which such prices are reported.

          (e)     "Effective Date of the Plan" shall mean the date of adoption by the stockholders of the Company.

          (f)     "Eligible Director" shall mean any Director of the Company who is not an employee of the Company or its subsidiaries.

          (g)     "Option" shall mean an Eligible Director's stock option to purchase Stock granted pursuant to the provisions of Article V hereof.

          (h)     "Optionee" shall mean an Eligible Director to whom an Option has been granted hereunder.

          (i)     "Option Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

          (j)     "Plan" shall mean the Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option Plan, the terms of which are set forth herein.

          (k)     "Stock" shall mean the common stock, par value $.001 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.

          (1)     "Stock Option Agreement" shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Stock in accordance with the Plan.

ARTICLE II
THE PLAN

          2.1     Name. This Plan shall be known as the "Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option Plan."

          2.1     Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Eligible Directors of the Company an opportunity to acquire of increase their proprietary interests in the Company, and thereby to encourage their continued service as directors and to provide them additional incentives to achieve the growth objectives of the Company.

          2.3     Effective Date. The Effective Date of the Plan is date of adoption by the stockholders.

          2.4     Termination Date. The Plan shall terminate and no further Options shall be granted hereunder upon the tenth anniversary of the Effective Date of the Plan.

ARTICLE III
PARTICIPANTS

          Each Eligible Director shall participate in the Plan, provided that he is elected to a regular term as such a member at an Annual Meeting of stockholders of the Company, or any adjournment thereof.

ARTICLE IV
SHARES OF STOCK SUBJECT TO PLAN

          4.1     Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed 100,000 shares of Stock. Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company; provided however, the shares of Stock with respect to which an Option has been exercised shall not again be available for Option hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised prior to the end of the period during which Options may be granted hereunder, new Options may be granted hereunder covering such unexercised shares.

          4.2     Antidilution. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split of stock dividend:

                    (a)     The aggregate number and kind of shares of Stock for Options may be granted hereunder shall be adjusted appropriately;

                   (b)     The rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately; and

                  (c)     Where dissolution or liquidation of the Company or any merger or combination in which the
           Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option, in whole or in part, to the extent that it shall not have been exercised, without regard to the date on which such Option would otherwise have become exercisable pursuant to Section 5.4.

          The foregoing adjustments and the manner of application thereof shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor of successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

ARTICLE V
OPTIONS

          5.1     Option Grant, Number of Shares and Agreement. Each Eligible Director shall automatically be granted an Option to purchase Five Thousand (5,000) shares of Stock on each Date of Grant. In addition, each Director will be granted an additional 10,000 options on the date a Director is initially elected to the Board of Directors. Each Option so granted shall be evidenced by a written Stock Option Agreement, dated as of the Date of Grant and executed by the Company and the Optionee, stating the Option's duration, time of exercise, and exercise price. The terms and conditions of the Option shall be consistent with the Plan.

          5.2     Option Price. The Option Price of the Stock subject to each Option shall be the Fair Market Value of the Stock on its Date of Grant.

          5.3     Exercise Period. The period for the exercise of each Option shall expire on the tenth anniversary of the Date of Grant.

          5.4     Option Exercise.

                   (a)     No Option granted under the plan shall become exercisable in full on the Date of Grant. An option shall remain exercisable after its exercise date at all times during the Exercise Period, regardless of whether the Optionee thereafter continues to serve as a member of the Board.

                  (b)     An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become exercisable in accordance with this Section, but not as to less than 1000 shares of Stock unless the remaining shares of Stock that are so exercisable are less than 100 shares of Stock. The Option price is to be paid in full in cash upon the exercise of the Option. The holder of an Option shall not have any of the rights of a Stockholder with respect to the shares of Stock subject to the Option until such shares of Stock have been issued or transferred to him upon the exercise of his option.

                  (c)     An Option shall be exercised by written notice of exercise of the Option, with respect to a specified number of shares of Stock, delivered to the Company at its principal office, and by cash payment to the Company at said office of the full amount of the Option price for such number of shares. In addition to, and prior to the issuance of a certificate for shares pursuant to any Option exercise, the Optionee shall pay to the Company in cash the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

          5.5     Nontransferability of Option. Options may not be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, his Option may be exercised only by him (or by his guardian or legal representative, should one be appointed). In the event of the death of an Optionee, any Option held by him may be exercised by his legatee(s) or other distributee(s) or by his personal representative.

ARTICLE VI
STOCK CERTIFICATES

          The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless, in the opinion of counsel to the Corporation, there has been compliance with all applicable legal requirements. An Option granted under the Plan may provide that the Company's obligation to deliver shares of Stock upon the exercise thereof may be conditioned upon the receipt by the Company of a representation as to the investment intention of the holder thereof in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 933, as amended, or any other federal, state or local securities laws.

ARTICLE VII
TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

          The Board may at any time terminate the Plan, and may at any time and from time to time and, in any respect amend or modify the Plan; provided, however, that the provisions of Section 5.1 of the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

ARTICLE VIII
RELATIONSHIP TO OTHER COMPENSATION PLANS

          The adoption of the plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plan for directors of the Company.

ARTICLE IX
MISCELLANEOUS

          9.1     Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

          9.2     Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

          9.3     Headings, etc., No Part of Plan. Headings of articles and paragraphs hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

AMENDMENT TO
1992 OUTSIDE DIRECTORS STOCK OPTION PLAN

          THIS AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. OUTSIDE DIRECTORS STOCK OPTION PLAN (the "Amendment") was approved by the Board of Directors of Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), on November 12, 1993.

          WHEREAS, the Board of Directors of the Company (the "Board"), subject to approval by the stockholders of the Company, has adopted the 1992 Outside Directors Stock Option Plan (the "Plan);

          WHEREAS, Article VII of the Plan provides that the Board may at any time, and from time to time, in any respect amend or modify the Plan;

          WHEREAS, pursuant to its authority under Article VII of the Plan, the Board has the power and authority to amend the Plan, and does hereby desire to amend the Plan to conform to Rule 16b-3 of the Securities Exchange Act of 1934, which requires at least six (6) months to elapse from the date of the acquisition of a derivative security to the date of the disposition of the derivative security or its underlying equity security.

          NOW, THEREFORE, the following amendment to the Plan is unanimously adopted by the Board:

          1.     Section 5.4(a) is hereby amended by deleting the first full sentence contained therein and substituting in lieu thereof the following: "No Option granted under the Plan shall become exercisable until after the expiration of six (6) months from the Date of Grant."

          2.     The Plan is amended and modified only to the extent specifically amended or modified by this Amendment to 1992 Outside Directors Stock Option Plan, and none of the other terms, conditions or provisions of the Plan are amended, or modified, by this Amendment to 1992 Outside Directors Stock Option Plan.

  SECOND AMENDMENT TO
  1992 OUTSIDE DIRECTORS STOCK OPTION PLAN

            THIS SECOND AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. OUTSIDE DIRECTORS STOCK OPTION PLAN (the "Second Amendment") was approved by the Board of Directors of Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), on October ___, 1994.

            WHEREAS, Article VII of the 1992 Outside Directors Stock Option Plan, as amended by the Amendment approved by the stockholders of the Company on November 12, 1993 (the "Plan"), provides that the Board of Directors of the Company (the "Board") may at any time, and from time to time, in any respect amend or modify the Plan; provided, however, that the provisions of Section 5.1 of the Plan may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder;

            WHEREAS, in order to further enhance the outside directors' interests in the Company's continued success by further increasing their proprietary interest in the Company, the Board is of the opinion that the Eligible Directors should receive that number of shares of Common Stock, par value $.001, of the Company ("Common Stock") having a Fair Market Value (as defined in the Plan), which Fair Market Value is determined on the business day immediately preceding the date that the Director's Fee (as defined below) is due, equal to sixty-five percent (65%) of the fee payable to each non-employee director of the Company ("Eligible Director") for his services rendered to the Company as a member of the Board (the "Director's Fee"), in lieu of payment in cash of such percentage of the Director's Fee to such Eligible Director.

            WHEREAS, as of October 1, 1994, options to purchase up to seventy-five thousand (75,000) shares of Common Stock of the one hundred thousand (100,000) shares of Common Stock which may be issued under the Plan have been granted to the Eligible Directors, pursuant to the terms of the Plan;

             WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from one hundred thousand (100,000) shares to two hundred fifty thousand (250,000) shares (subject to adjustment as provided in the Plan), and that the Eligible Directors receive, in lieu of sixty-five percent (65%) of the Director's Fee, shares of Common Stock; and,

             WHEREAS, in light of the above-referenced amendments to the Plan, the Board is of the opinion that the name of the Plan should be changed to better reflect the purposes of the Plan.

             NOW, THEREFORE, the following amendments to the Plan are unanimously adopted by the Board, subject to the approval of the stockholders of the Company:

  A.    The name of the Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option Plan is hereby changed to "Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option and Incentive Plan".

  B.    Section 1.10 of the Plan is hereby deleted in its entirety and the following new Section 1.10 is substituted in lieu thereof:

          1.10    "Plan" shall mean the Perma-Fix Environmental Services, Inc. 1992 Outside
                     Directors Stock Option and Incentive Plan, the terms of which are set forth herein.

  C.    Section 1.12 of the Plan is hereby redesignated as Section 1.13 and the following new Section 1.12 is hereby added immediately before Section 1.13:

          1.12    "Stock Award" shall mean an Eligible Director's right to receive shares of
                     Stock pursuant to Section 5.1.3 of the Plan.

  D.    Section 2.1 of the Plan is hereby amended by deleting the phrase, "Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option Plan", and substituting in lieu thereof, the phrase, "Perma-Fix Environmental Services, Inc. 1992 Outside Directors Stock Option and Incentive Plan".

  E.    Section 2.4 of the Plan is hereby deleted in its entirety and the following new Section 2.4 is hereby substituted in lieu thereof:

          2.4    Termination Date. The Plan shall terminate and no further Options or Stock
                   Awards shall be granted hereunder upon the tenth (10th) anniversary of the effective date of the Plan.

  F.    Section 4.1 of the Plan is hereby amended by (i) deleting the number "100,000" from the first full sentence contained therein and substituting in lieu thereof the number "250,000", and (ii) in the second full sentence contained therein inserting the phrase "or Stock Award" immediately following the word "Option" and immediately before the word "may"..

  G.    Section 4.2.1 of the Plan is hereby deleted in its entirety and the following new Section 4.2.1 is hereby substituted in lieu thereof:

           4.2.1    The aggregate number of shares of Stock for which Options may be granted or for which Stock Awards may be issued shall be adjusted appropriately.

  H.    Article V of the Plan is hereby redesignated "Options and Stock Awards".

  I.     Section 5.1 of the Plan is hereby deleted in its entirety and the following Section 5.1 is hereby substituted in lieu thereof:

          5.1  Stock Options and Stock Awards, Number of Shares and Agreement.

                 5.1.1  Each Eligible Director shall automatically be granted an Option to purchase ten thousand (10,000) shares of Stock on the date a
                           Director is initially elected to the Board of Directors of the
                           Company.

                5.1.2  Each Eligible Director shall automatically be granted an Option to purchase five thousand (5,000) shares of Stock on each Date of Grant.

                5.1.3  Each Eligible Director shall automatically receive that number of shares of
                          Stock determined by dividing the amount equal to sixty-five percent (65%)
                          of the fee payable to each Eligible Director for services rendered to the
                          Company as a member of the Board (the "Director's Fee") by the Fair
                          Market Value of the Stock, which is determined on the business day immediately preceding the date that the Director's Fee is due. The shares of Stock awarded pursuant to this Section 5.1.3 shall be issued in lieu of the cash payment of sixty-five percent (65%) of the Director's Fee payable to each Eligible Director. Thirty-five percent (35%) of the
                          Director's Fee shall be paid in cash or by check to the Eligible Director.

                 5.1.4  Each Option so granted shall be evidenced by a written Stock Option
                           Agreement, dated as of the Date of Grant and executed by the Company and the Optionee, stating the Option's duration, time of exercise, and exercise price. The terms and conditions of the Option shall be consistent with the Plan.

                  5.1.5  The Board may require each Eligible Director receiving a Stock Award pursuant to Section 5.1.3 to represent to and agree with the Company in writing that each Eligible Director is acquiring the shares of Stock for investment without a view to distribution, and may condition the issuance of shares of Stock pursuant to the Stock Award on such other representation or agreement as may be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.

  J.     Article V of the Plan is hereby amended by inserting the following Section 5.6 at the end thereof:

          5.6    Nontransferability of Stock Award. No shares of Stock issued under the Plan pursuant to Stock Awards may be transferred by the recipient thereof for a period of six (6) months from the date such Stock is issued to the Eligible
                   Director, other than by will or the laws of descent and distribution. The certificates representing shares of Stock issued under Stock Awards shall bear a legend to the foregoing effect.

            The Plan is amended and modified only to the extent specifically amended or modified by this Second Amendment to 1992 Outside Directors Stock Option Plan, and none of the other terms, conditions or provisions of the Plan, as previously amended, are amended or modified by this Second Amendment to 1992 Outside Directors Stock Option Plan.

  THIRD AMENDMENT TO
  1992 OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN

            THIS THIRD AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN (the "Third Amendment") was approved by the Board of Directors (the "Board") of Perma-Fix Environmental Services, Inc. (the "Company") on September 19, 1996.

             WHEREAS, Article VII of the 1992 Outside Directors Stock Option Plan, as amended (including, but not limited to the Second Amendment approved by the stockholders on November 12, 1993) (the "Plan"), provides that the Board may at any time, and from time to time, in any respect amend or modify the Plan; provided, however, that the provisions of Section 5.1 of the Plan may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder;

            WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company or any of its subsidiaries ("Eligible Director") and to further enhance each of the Eligible Director's interests in the Company's continued success by further increasing each Eligible Director's proprietary interest in the Company, the Board is of the opinion that the Plan should be further amended, subject to shareholder approval, to allow the Eligible Directors to have the option of receiving sixty-five percent (65%) of the Director Fee (as defined below) in common stock, par value $.001 per share of the Company ("Common Stock") with the balance paid in cash or receiving one hundred percent (100%) of the Director Fee in Common Stock of the Company and that in either case the number of shares of Common Stock of the Company issuable to the Eligible Director shall be determined by valuing the Common Stock of the Company at seventy-five percent (75%) of its Fair Market Value (as defined in the Plan), which Fair Market Value is determined on the business day immediately preceding the date that the Director Fee is due; and,

             WHEREAS, the Plan should be further amended in order to modify the terms of the Plan to comport with certain changes in the rules promulgated regarding Section 16 of the Securities Exchange Act of 1934, as amended;

            NOW, THEREFORE, the following amendments to the Plan are unanimously adopted by the Board, subject to the approval of the stockholders of the Company:

  A.    Section 5.1.3 of the Plan is hereby deleted in its entirety and the following Section 5.1.3 is hereby substituted in lieu thereof:

           5.1.3     Each Eligible Director shall receive, at such Eligible Director's option, either sixty-five percent
                        (65%) or one hundred percent (100%) of the fee payable to such Eligible Director for services rendered to the Company as a member of the board (the "Director's Fee") in Stock. Fair
                        Market Value as used in this Section 5.1.3, shall be determined on the business day immediately preceding the date that the Director Fee is due. If the Eligible Director wishes to receive sixty-five percent (65%) of his Director's Fee in Stock: (i) the Eligible Director
                        will receive the number of shares obtained by dividing sixty-five percent (65%) of the applicable Director Fee by seventy-five percent (75%) of the Fair Market Value of the
                        Stock and (ii) the Eligible Director will receive thirty-five (35%) of his Director's Fee in cash or its equivalent. If the Eligible Director wishes to receive one hundred percent (100%) of his Director's Fee in Stock the Eligible Director will receive the number of shares obtained by dividing the applicable Director's Fee by seventy-
                        five percent (75%) of the Fair Market Value of the Stock.

  B.    Section 5.1 of the Plan is hereby amended by inserting the following Section 5.1.6 at the end thereof:

           5.1.6    The election of the Eligible Director, as described in Section 5.1.3 hereof, shall be made in writing to the Company at any time prior to the date on which the Director Fee is due.
                       Should an Eligible Director fail to make such election in a timely manner, such Eligible
                       Director shall be deemed to have elected to receive one hundred percent (100%) of the
                       Director's Fee payable to such Eligible Director in Stock as described in Section 5.1.3.

  C.    Article VII of the Plan is hereby deleted in its entirety and the following Article VII is hereby substituted in lieu thereof:

  ARTICLE VII

                       The Board may at any time terminate the Plan, and may at any time and from time to time and, in any respect amend or modify the Plan.

            The Plan is amended and modified only to the extent specifically amended or modified by this Third Amendment to the 1992 Outside Directors Stock Option and Incentive Plan, and none of the other terms, conditions or provisions of the Plan, as previously amended, is amended or modified by this Third Amendment to the 1992 Outside Directors Stock Option and Incentive Plan.

  FOURTH AMENDMENT TO
  1992 OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN

            THIS FOURTH AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN (the "Fourth Amendment") was approved by the Board of Directors (the "Board") of Perma-Fix Environmental Services, Inc. (the "Company") on March 12, 1998.

            WHEREAS, Article VII of the 1992 Outside Directors Stock Option and Incentive Plan, as amended (the "Plan"), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

            WHEREAS, as of December 31, 1997, options to purchase up to one hundred sixty thousand (160,000) shares of Common Stock of the two hundred fifty thousand (250,000) shares of Common Stock which may be issued under the Plan have been granted to eligible Directors, and 70,493 shares of Common Stock have been issued in payment of Directors Fees, pursuant to the terms of the plan;

            WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from two hundred fifty thousand (250,000) shares to five hundred thousand (500,000) shares (subject to adjustment as provided in the Plan); and,

            NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the stockholders of the Company:

            (a)     Section 4.1 of the Plan is hereby amended by (i) deleting the number "250,000" from the first full sentence contained therein and substituting in lieu thereof the number "500,000."

            The Plan, as previously amended, is amended and modified only to the extent specifically amended or modified by this Fourth Amendment to the 1992 Outside Directors Stock Option and Incentive Plan, and none of the other terms, conditions or provisions of the Plan, as previously amended, is amended or modified by this Fourth Amendment to the 1992 Outside Directors Stock Option and Incentive Plan.